UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Form 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 28, 2014

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Commission File Number 333-172417

NEUTRA CORP.

(Exact name of small business issuer as specified in its charter)

Florida	27-4505461
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8875 Hidden River Parkway, Suite 300 Tampa, Florida	34243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 367-2041

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers

On August 15, 2014, Sydney Jim resigned from his position as chief executive officer (“CEO”) and sole director of Neutra Corp. (the “Company”). There was no disagreement between the Company and Mr. Jim at the time of his resignation from the Company.

On the same date, Christopher Brown was appointed as the Company’s new president, CEO and sole member of the Board of Directors. Mr. Brown was chosen due to his experience in branding and product launches. From 2007 to 2010, Mr. Brown was the founder of Advanced Geothermal Systems, a company which created geo-exchange systems for luxury homes and businesses. From 2010 until 2014, Mr. Brown was the founder of PurLife Distributors, which creates anti-microbial surface protection programs for multiple verticals from automotive to sports teams. Mr. Brown received a degree in political science from the University of Victoria in Canada.

Under the terms of his employment agreement, Mr. Brown receives a salary of $60,000 per year. He does not own any common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 28, 2014	Neutra Corp.

By: /s/ Christopher Brown
Christopher Brown
President, Secretary, Treasurer,
Principal Executive Officer,
Principal Financial and Accounting Officer and Sole Director